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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the inclusion in this Annual Report on Form 40-F/A of Teck Cominco Limited of our auditors' report dated February 2, 2006, except for note 3(f) which is as of May 17, 2006, on the consolidated financial statements of Teck Cominco Limited as at December 31, 2005 and 2004 and for the years ended December 31, 2003, 2004 and 2005 which appear in an exhibit to this Annual Report on Form 40-F/A.

/s/ PRICEWATERHOUSECOOPERS LLP

CHARTERED ACCOUNTANTS
Vancouver, British Columbia
May 22, 2006

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CONSENT OF INDEPENDENT ACCOUNTANTS